UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2009

SWAV ENTERPRISES LTD.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State of Incorporation)	000-53223 (Commission File No.)	N/A (IRS Employer Identification No.)

Unit 628, 138 – 4th Ave. S.E., Calgary, Alberta, Canada T2G 4Z6 (Address of Principal Executive Offices) (Zip Code)

(403) 239-2351
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported by SWAV Enterprises, Ltd., a Nevada corporation (the “Company”) on a Form 8-K filed with the SEC on September 30, 2009, on September 21, 2009, the Company entered into a Share Transaction Purchase Agreement (the "Transaction Agreement") with Carlyle Gaming Limited, a Canadian company ("Carlyle"), pursuant to which the Company issued 100 shares of SWAV common stock to Carlyle in consideration for 100% of the issued and outstanding shares of common stock of Carlyle. As a result of the transaction (the "Transaction"), Carlyle became a wholly-owned subsidiary of the Company. Mr. Sandy J. Masselli, Jr. owns 100% of Carlyle.

Simultaneously with the execution and delivery of the Transaction Agreement, the Selling Stockholders named in that certain Stock Purchase Agreement, dated September 21, 2009 (the "Stock Purchase Agreement), sold an aggregate of 10,399,470 shares of their common stock of the Company to Mr. Masselli, representing approximately 85% of the issued and outstanding shares of common stock of the Company, for an aggregate purchase price of $300,000.

Due to the nonpayment of the $300,000 owed the Selling Stockholders pursuant to the Stock Purchase Agreement, on December 22, 2009, the Selling Stockholders decided to unwind the above transactions.

Item 5.01 Changes in Control of Registrant.

As a result of the above-mentioned unwinding, Mr. Masselli no longer beneficially owns approximately 85% of the issued and outstanding Common Stock of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Form 8-K and as a result of the above-disclosed transactions being unwound, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Security ownership of management

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1) (2)
common stock	Pui Shan Lam 3023 – 28th Street SW Calgary, AB T3E 2J4	6,000,000 Direct ownership	49.04%
common stock	Vanleo Y.W. Fung 3023 – 28th Street SW Calgary, AB T3E 2J4	350,000 Direct ownership	2.86%
common stock	Directors and Officers (2) (as a group)	6,350,000 Direct ownership	51.90%

1 The Securities Exchange Act of 1934, as amended, defines a beneficial owner of a security as any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

2 Based on 12,234,670 shares outstanding as of the date of this Form 8-K.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On December 22, 2009, Mr. Masselli was dismissed as the Chief Executive Officer and director of the Company and Pui Shan Lam and Vanleo Y.W. Fung resumed their former positions with the Company prior to the transactions disclosed in Item 1.01 above. Pui Shan Lam serves served as the President, Chief Executive Officer and Director of the Company and Vanleo Y.W. Fung serves as the Chief Financial Officer, Secretary and Director of the Company.

Directors and Executive Officers, Promoters and Control Persons
The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Pui Shan Lam	President, Chief Executive Officer and Director	51	March 20, 2007
Vanleo Y.W. Fung	Chief Financial Officer, Secretary and Director	30	April 17, 2008

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Pui Shan Lam

Pui Shan Lam, President and founder of both SWAV Enterprises Ltd. and SWAV Holdings Inc., is a business women and an entrepreneur. She has involved herself in numerous ventures in both Hong Kong and Canada in the past 25 years. In early 1980’s, Miss Lam co-founded a transportation company in Hong Kong. This company was specialized in transporting goods from China to Hong Kong. Miss Lam oversaw the operations of this company until she immigrated to Canada in the mid 1990’s. After immigrating to Canada, she established SWAV Holdings Inc. in the late 1990’s. Since establishing the company, Miss Lam has been traveling to China and Hong Kong on a regular basis and has met or gotten to know a number of furniture suppliers in China, particularly in the Guangdong province. The suppliers she met in the Guangdong province of China include Kingsin Furniture, Huasheng Furniture Manufacturing Co. Ltd., Haojin Furniture Factory Co. Ltd., Sailisha Furniture Co. Ltd. and Chuang Hui Furniture Co. Ltd.

Vanleo Fung

Vanleo Fung has been a member of the board of directors and the President of New Venture Holdings, Inc. (“New Venture”) since inception on March 13, 2007. New Venture is a developmental stage company and has not generated any revenues to date. From October 2006 through December 2006, Mr. Fung was a project specialist for Hung Chun InfoTech Limited – Electronics & IT Products Distribution, a distributor of electronics and IT products, where he was responsible for sales and marketing development and account management. From April 2003 to June 2006, Mr. Fung was employed as an account executive by Verbatim (Hong Kong) Limited, a subsidiary of Mitsubishi Chemical, Japan IT Products Development, where he was responsible for the regions of Hong Kong, Taiwan, and Macau. From July 2002 through December 2002, he was an account manager for Promar Enterprise (Alberta) Ltd., a computer accessories distributor.

Family Relationships

Mr. Vanleo Y.W. Fung is a son of Pui Shan Lam.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Certain Relationships and Related Transactions

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

During the 12 month period ended March 31, 2009, Pui Shan Lam, the president and founder of SWAV Holdings, received $6,770 from SWAV Holdings for the cost of items sold and a net wage of $10,927 for providing management services for the company. During the same period, SWAV Holdings received $22,003 from 1220035 Alberta Ltd., a company wholly owned by Pui Shan Lam’s son, Allan Fung, for consulting services. During the same period, SWAV Enterprises received services donated by Allan Fung for administrative and bookkeeping in a total of $2,662.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWAV ENTERPRISES LTD.

By: /s/Pui Shan Lam
Pui Shan Lam Chief Executive Officer and Director December 22, 2009